                         HARTFORD LIFE INSURANCE COMPANY
             (A STOCK INSURANCE COMPANY, HEREIN CALLED THE COMPANY)

                   HARTFORD PLAZA, HARTFORD, CONNECTICUT 06115


                             GROUP ANNUITY CONTRACT
                             INDIVIDUALLY ALLOCATED

               CONTRACT OWNER


     CONTRACT EFFECTIVE DATE

               PLACE OF DELIVERY

               CONTRACT NUMBER

THIS CONTRACT IS ISSUED IN CONSIDERATION OF THE APPLICATION OF THE CONTRACT OWNER, A COPY OF WHICH IS ATTACHED TO AND MADE A PART OF THIS CONTRACT AND THE PAYMENT OF CONTRIBUTIONS IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS CONTRACT.

THIS CONTRACT IS SUBJECT TO THE LAWS OF THE JURISDICTION WHERE IT IS DELIVERED.

THE CONDITIONS AND PROVISIONS OF THIS AND THE FOLLOWING PAGES ARE PART OF THE CONTRACT.

THIS CONTRACT MAKES PROVISION FOR THE ACCUMULATION OF CONTRACT VALUES IN THE GENERAL ACCOUNT OF THE COMPANY TO PROVIDE FIXED ANNUITY ACCUMULATIONS AND BENEFITS. ACTUAL ANNUITY PAYOUT COMMENCING ON THE ANNUITY COMMENCEMENT DATE WILL BE ON A FIXED BASIS.

INDIVIDUAL ALLOCATIONS - NONPARTICIPATING


SIGNED FOR THE COMPANY


/s/ Lon A. Smith                             /s/ Bruce D. Gardner
Lon A. Smith, President                      Bruce D. Gardner, Secretary


                                                           [Logo]  ITT HARTFORD

                                TABLE OF CONTENTS
                                -----------------


                                                                 Page
                                                                 ----

Contract Specifications                                            3

Definitions                                                        4

Purchase Payment                                                   5

Control Provisions                                                 5

General Provisions                                                 6

Crediting of Interest and Guarantee Periods                        7

Premium Taxes                                                      8

Termination Provisions                                             8

Annuity Options                                                   10

                             CONTRACT SPECIFICATIONS

CONTRACT OWNER  DOE AND SONS AGENCY          CONTRACT NUMBER  SPECIMEN
               -----------------------------                 ---------------

MINIMUM PARTICIPANT PURCHASE                   EFFECTIVE
PAYMENT AMOUNT  $5,000                         DATE       July 1, 1990
               -----------------------------        ---------------------------

ELIGIBILITY REQUIREMENTS:  EMPLOYEES OF THE CONTRACT OWNER AND THEIR DEPENDENTS.

DEFINITIONS

The definitions in this section apply to the following words and phrases whenever and wherever they appear in this contract.

ACCOUNT VALUE - The sum of the Purchase Payment made by or on behalf of a Participant and all interest earned to that date.

ANNUITANT - The person on whose life a Certificate is issued. The Participant must also be the Annuitant.

ANNUITY COMMENCEMENT DATE - The date elected by a Participant which is indicated on the Certificate.

BENEFICIARY- The person entitled to receive benefits as per the terms of the contract in case of the death of the Participant.

CERTIFICATE - The individual certificate issued by the Company to the Participant or to the Contract Owner for delivery to the Participant which evidences that a Purchase Payment has been made by or on behalf of a Participant under this contract, and which summarizes the provisions of this contract.

CERTIFICATE DATE - The effective date of participation under this contract and is the date shown on each Certificate. Certificate Years are measured from the applicable Certificate Date.

COMPANY - The Hartford Life Insurance Company.

CONTINGENT ANNUITANT - The spouse of the Participant if designated by the Participant to, upon the Annuitant's death prior to the Annuity Commencement Date, become the Annuitant and also the Participant.

CONTRACT OWNER - The person or entity specified on page 3.

CURRENT RATE - The applicable effective annual interest rate contained in a schedule of rates established by the Company from time to time for various durations.

DEPENDENT - The spouse or child of an Employee eligible to participate in this contract.

DUE PROOF OF DEATH - A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased, or any other proof acceptable to the Company.

GROSS SURRENDER VALUE - The Account Value specified by the Participant for a full surrender.

GUARANTEE PERIOD - The period for which either an Initial or Subsequent Guarantee Rate will be credited for a Certificate.

INITIAL GUARANTEE PERIOD - The Guarantee Period chosen by the Participant on the Participant Enrollment Request form as shown on the Certificate.

INITIAL GUARANTEE RATE - The effective annual rate of interest credited to a Purchase Payment made by or on behalf of a Participant as described in the Crediting of Interest and Guarantee Periods section. This rate of interest is specified in each Certificate.

IN WRITING - A written form satisfactory to the Company and filed at their office in Hartford, Connecticut. All correspondence should be sent to P.O. Box 2999, Hartford, Connecticut 06104-2999.

NET SURRENDER VALUE - The amount payable to the Participant on full surrender under a Certificate after the application of any Market Value Adjustment. It is described in the Termination Provisions.

PARTICIPANT - The person(s) eligible to participate pursuant to the eligibility requirements on page 3 and for whom the Company has received a Purchase Payment.

SUBSEQUENT GUARANTEE RATE - The effective annual rate of interest established by the Company for the applicable subsequent Guarantee Period.

PURCHASE PAYMENT

No Purchase Payment will be accepted by the Company unless it equals or exceeds the Minimum Purchase Payment Amount specified on page 3 and is accompanied by a properly completed Participant Enrollment Request Form. The Company reserves the right to limit the amount of the Purchase Payment. The amount of the Purchase Payment will be reflected in the Certificate issued upon receipt of the payment.

Allocation of Purchase Payments

A Purchase Payment (less applicable premium taxes, if any) will be allocated to an account established for the Participant's benefit. The value of a Participant's account will be determined in accordance with the terms of this contract.

CONTROL PROVISIONS

ANNUITANT, CONTINGENT ANNUITANT AND PARTICIPANT

The Annuitant may not be changed.

Changes in the designation of Contingent Annuitant, who may only be the spouse of the Participant, may be made at any time prior to the Annuity Commencement Date by written notice to the Company.

The Participant has the sole power to exercise all rights, options and privileges granted by this contract or permitted by the Company and to agree with the Company to any change in or amendment to the contract. The rights of the Participant shall be subject to the rights of any assignee of record with the Company and of any irrevocably designated Beneficiary. No assignment will be effective against the Company until the assignment has been received In Writing. The Company assumes no responsibility for the validity of any assignment.

BENEFICIARY

The Designated Beneficiary will remain in effect until changed by the Participant. Changes in the Designated Beneficiary may be made during the lifetime of the Participant by written notice to the Company. If the Designated Beneficiary has been designated irrevocably, however, such designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of such notice and written consent, if required, at the offices of the Company, the new designation will take effect as of the date the notice is signed, whether or not the Participant is alive at the time of receipt of such notice. The change will be subject to any payments made or other action taken by the Company before the receipt of the notice.

In the event of the death of the Participant prior to the Annuity Commencement Date when there is no surviving Contingent Annuitant, the Beneficiary will be the Designated Beneficiary then in effect. If there is no Designated Beneficiary in effect or if the Designated Beneficiary is no longer living, the Participant's estate will be the Beneficiary.

GENERAL PROVISIONS

ENTIRE CONTRACT

This contract constitutes the entire contract.

A Certificate is a summary of the Group Annuity Contract. All statements made by the Participant are deemed to be true and complete to the best of his/her knowledge and belief.

MODIFICATION OF THE CONTRACT

This contract may be modified at any time by written agreement between the Contract Owner and the Company. The modification must be signed by the President, a Vice President, an Assistant Vice President, a Secretary or an Assistant Secretary of the Company. No modification will affect the amount or term of any annuities begun prior to the effective date of the modification unless it is required to conform the contract to, or give the Contract Owner the benefit of, any Federal or State statutes. No modification of this contract will affect the method by which any then existing Participant's Account Value will be determined.

NON-PARTICIPATING

This contract is non-participating.  It does not earn dividends.

MISSTATEMENT OF AGE

If the age of a Participant is incorrectly stated, death benefits or annuity payments will be adjusted to the payment which would have been provided at the correct age taking into account any overpayments or underpayments which had been made.

CHANGE OF ANNUITY COMMENCEMENT DATE

The Participant may change the Annuity Commencement Date provided the Participant notifies the Company, In Writing, 30 days before the scheduled Annuity Commencement Date. The Annuity Commencement Date that the Participant selects must be on or before the later of:

      a)  the Participant's attained age 90, or
      b) the end of the Initial Guarantee Period provided such Initial Guarantee Period is 10 years or less.

CREDITING OF INTEREST TO A PARTICIPANT'S PURCHASE PAYMENTS AND GUARANTEE PERIODS

Each Purchase Payment (less applicable Premium Taxes, if any), will earn interest at the Initial Guarantee Rate during the Initial Guarantee Period.

Within 30 days prior to the end of any Guarantee Period, the Company will notify the Participant of the expiry of the current Guarantee Period, and that a subsequent Guarantee Period of the same duration will commence, unless the Company has:

     a) received, In Writing, a request for a full surrender within 30 days prior to the end of the current Guarantee Period; or

     b) received, In Writing, a request for a full surrender within 5 business days after the end of the current Guarantee Period; or

     c) received, In Writing, a request for a Guarantee Period of a different duration from among those offered by the Company at any time within 30 calendar days prior to the end of the current Guarantee Period; or

     d) received, In Writing, a request for a Guarantee Period of a different duration from among those offered by the Company at any time within 5 business days after the end of the current Guarantee Period.

The Account Value at the beginning of any Subsequent Guarantee Period will be equal to the Account Value at the end of the Guarantee Period just ending. The Account Value will earn interest at the Subsequent Guarantee Rate in the subsequent Guarantee Period. This rate will be at least equal to the Initial Guarantee Rates being credited to Purchase Payments for new certificates at the time the Subsequent Guarantee Rate is determined.

PREMIUM TAXES

A deduction is made for premium taxes, if applicable. On any Certificate subject to premium tax, the tax will be deducted, as provided under applicable law, from the Purchase Payment when received, or from the Gross Surrender Value upon surrender, or from the amount applied to effect an annuity at the time annuity payments commence.

TERMINATION PROVISIONS

GENERAL SURRENDERS

Full surrenders may be made under a Certificate at any time and will terminate the Certificate. No partial surrenders may be made.

In the case of full surrenders, the Account Value will be reduced by the Gross Surrender Value on the Surrender Date and the Net Surrender Value will be payable to the Participant. Except as provided for in the Special Surrenders Section, the Net Surrender Value is calculated by the Company on a daily basis as follows:

                    (A - B) x C, where:

     A = the Gross Surrender Value;

     B = any unpaid premium taxes;

     C = the Market Value Adjustment described below.

MARKET VALUE ADJUSTMENT

The formula which will be used to determine the Market Value Adjustment is calculated by the Company on a daily basis as follows:


                          1 + I        N/12
                    [---------------]
                          1 + J


I = Guarantee Rate in effect for the current Guarantee Period (expressed as a decimal, e.g. 1% = .01).

J = The current Rate plus 0.25% (expressed as a decimal, e.g. 1% = .01) in effect for durations equal to the number of years remaining in the current Guarantee Period (years are rounded to the next highest number of years). If not available, the Company will utilize a rate equal to the most recent Moody's Corporate Bond Yield Average - Monthly Average Corporates (for the applicable duration) plus 0.25% as published by Moody's Investors Service, Inc.

N = The number of complete months from the Surrender Date to the end of the current Guarantee Period.

SPECIAL SURRENDERS

A Market Value Adjustment will not be applied to a full surrender made at the end of the Guarantee Period. A request for a surrender at the end of a Guarantee Period must be received, In Writing, during the 30 day period preceding the end of such Guarantee Period. A request for a full surrender received In Writing within five (5) business days of the beginning of a Subsequent Guarantee Period will be considered a Special Surrender and a Market Value Adjustment will not be applied.

If the Participant notifies the Company, In Writing within 30 days prior to the end of a Certificate Year, the Company will send the Participant any interest credited during the prior Certificate Year. No Market Value Adjustment will be imposed on such interest payments.

PAYMENT UPON SURRENDER - DEFERRAL OF PAYMENT

The Company may defer payment of any total surrender for the period permitted by law. In no event will this deferral of payment exceed 6 months from date of receipt of the election to totally surrender. If the Company defers payment for more than 30 days, interest of at least 4% per annum on the amount deferred will be paid. The Company will not, however, defer payment for more than 30 days for any surrender effective at the end of any Guarantee Period.

DEATH BENEFIT

If the Participant dies before the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, the death benefit will be payable to the Beneficiary as determined under the Contract Control Provisions. If the death occurs on or prior to the Participant attaining age 65, then the death benefit equals the higher of the Account Value or the Net Surrender Value as each is calculated as of the date the Company receives written notification of Due Proof of Death. If the death occurs after the Participant attains age 65, then the death benefit equals the Net Surrender Value.

The death benefit will be due and payable within a reasonable period of time (not to exceed 6 months) after the date the Company receives Due Proof of Death. The death benefit may be taken in one sum or under any of the annuity options available under the contract provided however, that, any annuity option selected must provide that any amount payable as a death benefit will be distributed within 5 years of the date of death; or, if the annuity option selected provides for the death benefit to be payable over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary, such distribution must commence within one year of the date of death.
Notwithstanding the previous sentence, if the Beneficiary is the spouse of the Participant and is also the Contingent Annuitant, such spouse may elect, in lieu of receiving the death benefit, to be treated as the Participant.

ANNUITY OPTIONS

ANNUITY BENEFIT

On the Annuity Commencement Date, unless directed otherwise, the Company will apply the Participant's Account Value multiplied by the Market Value Adjustment, if any, less applicable premium taxes, if any, to purchase the monthly income payments according to the Annuity Option elected. If the Annuity Commencement Date coincides with the end of any Guarantee Period, no Market Value Adjustment will be applied in the determination of the monthly income payments.

ELECTION OF ANNUITY OPTIONS

A Participant may elect any of the Annuity Options described below, or any other Annuity Option being offered by the Company at the time of annuitization. In the absence of such election the Second Option providing a life annuity with 120 monthly payments certain will apply.

Election of any of these options must be made In Writing to the Company at least 30 days prior to the date such election is to become effective.

DATE OF PAYMENT

The first payment under any option shall be made on the Annuity Commencement Date. Subsequent payments shall be made on the same day of each month in accordance with the manner of payment selected.

The Participant, or in the case the Participant shall not have done so, the Beneficiary after the death of the Participant, as applicable, may elect in lieu of payment in one sum, that any amount or part thereof due by the Company under this contract to the Beneficiary shall be applied under any one of the options stated below. Such election must be made within one year after the death of the Participant, by written notice to the office of the Company.

DEATH OF PARTICIPANT

In the event of the death of the Participant while receiving annuity payments, the present values at the current dollar amount on the date of death of any remaining guaranteed payments, or any then remaining balance of proceeds under the Fifth Option, will be paid in one sum to the Beneficiary unless other provisions have been and approved in writing by the Company. Any method of distribution must provide that any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect at the time of the Participant's death. Calculations of such present value of the guaranteed payments remaining will be based on the interest rate that is used by the Company to determine the amount of each certain payment.

TERMINATION AFTER THE ANNUITY COMMENCEMENT DATE

An annuity effected under a Certificate may not be surrendered after the commencement of annuity payments.

ANNUITY OPTIONS

FIRST OPTION -- Life Annuity -- An annuity payable monthly during the lifetime of the Participant, ceasing with the last payment due prior to the death of the Participant.

SECOND OPTION -- Life Annuity with 120, 180, or 240 Monthly Payments Certain
- -- An annuity providing monthly income to the Participant for a fixed period of 120 months, 180 months or 240 months (as selected), and for as long thereafter as the Participant shall live.

THIRD OPTION -- Cash Refund Life Annuity -- An annuity payable monthly during the lifetime of the Participant, ceasing with the last payment due prior to the death of the Participant provided that, at the death of the Participant, the Beneficiary will receive an additional payment equal to the excess, if any, of (a) over (b) where (a) is the Account Value applied on the Annuity Commencement Date under this option and (b) is the dollar amount of annuity payments already paid.

FOURTH OPTION -- Joint and Last Survivor Life Annuity -- An annuity payable monthly during the joint lifetime of the Participant and a secondary payee, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

FIFTH OPTION -- Payments for a Designated Period -- An amount payable monthly for the number of years selected which may be from 5 to 30 years.

ANNUITY TABLES

The attached tables of guaranteed annuity purchase rates show the dollar amount of the monthly payments for each $1,000 applied under the five options. Under the First, Second, or Third Options, the amount of each payment will depend upon the age of the Participant at the time the first payment is due. Under the Fourth Option, the amount of each payment will depend upon the ages of both payees at the time first payment is due. Actual payments will be based on annuity rate tables currently in use, if they produce higher payments than the guaranteed amounts.

DESCRIPTION OF TABLES

The tables for the First, Second, Third and Fourth Options are based on the 1983a Individual Annuity Mortality Table with ages set back one year and a net investment rate of 4% per annum. The table for the Fifth Option is based on a net investment rate of 4% per annum.

MINIMUM PAYMENT

The option elected must result in a payment of an amount at least equal to the minimum payment amount according to Company rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable to the Participant.

                         HARTFORD LIFE INSURANCE COMPANY
             (A STOCK INSURANCE COMPANY, HEREIN CALLED THE COMPANY)

                   HARTFORD PLAZA, HARTFORD, CONNECTICUT 06115


                             GROUP ANNUITY CONTRACT
                             INDIVIDUALLY ALLOCATED

                  CONTRACT OWNER


         CONTRACT EFFECTIVE DATE

               PLACE OF DELIVERY

                 CONTRACT NUMBER

THIS CONTRACT IS ISSUED IN CONSIDERATION OF THE APPLICATION OF THE CONTRACT OWNER, A COPY OF WHICH IS ATTACHED TO AND MADE A PART OF THIS CONTRACT AND THE PAYMENT OF CONTRIBUTIONS IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS CONTRACT.

THIS CONTRACT IS SUBJECT TO THE LAWS OF THE JURISDICTION WHERE IT IS DELIVERED.

THE CONDITIONS AND PROVISIONS OF THIS AND THE FOLLOWING PAGES ARE PART OF THE CONTRACT.

THIS CONTRACT MAKES PROVISION FOR THE ACCUMULATION OF CONTRACT VALUES IN THE GENERAL ACCOUNT OF THE COMPANY TO PROVIDE FIXED ANNUITY ACCUMULATIONS AND BENEFITS. ACTUAL ANNUITY PAYOUT COMMENCING ON THE ANNUITY COMMENCEMENT DATE WILL BE ON A FIXED BASIS.

INDIVIDUAL ALLOCATIONS - NONPARTICIPATING


SIGNED FOR THE COMPANY


/s/ Lon A. Smith                             /s/ Bruce D. Gardner
LON A. SMITH, PRESIDENT                      BRUCE D. GARDNER, SECRETARY


                                                            [Logo]  ITT HARTFORD

                                TABLE OF CONTENTS
                                -----------------


                                                                 Page
                                                                 ----

Contract Specifications                                            3

Definitions                                                        4

Purchase Payment                                                   5

General Provisions                                                 5

Crediting of Interest and Guarantee Periods                        6

Premium Taxes                                                      7

Termination Provisions                                             7

Purchase of Annuity Benefits                                       9

Annuity Options                                                   10

                             CONTRACT SPECIFICATIONS

CONTRACT OWNER  DOE AND SONS AGENCY          CONTRACT NUMBER  SPECIMEN
               -----------------------------                 ---------------

MINIMUM PARTICIPANT PURCHASE                   EFFECTIVE
PAYMENT AMOUNT    $5,000                       DATE       July 1, 1990
               -----------------------------        ---------------------------

ELIGIBILITY REQUIREMENT:  EMPLOYEES OF THE CONTRACT OWNER.

DEFINITIONS

The definitions in this section apply to the following words and phrases whenever and wherever they appear in this contract.

ACCOUNT - An account established for each Purchase Payment for purposes of crediting interest, Guarantee Periods and surrenders.

ACCOUNT VALUE - The sum of the Purchase Payment made by or on behalf of a Participant and all interest earned to that date.

ACCOUNT YEARS - Account Years are measured from the applicable Payment Date.

ANNUITANT - The person on whose life a certificate is issued. The Participant must also be the Annuitant.

ANNUITY COMMENCEMENT DATE - The date payment of an annuity is to begin under this contract. The determination of such date shall be made by the Contract Owner in accordance with the terms of the plan.

BENEFICIARY - The person entitled to receive benefits as named by the Participant.

COMPANY - The Hartford Life Insurance Company.

CONTRACT OWNER - The person or entity specified on page 3.

CURRENT RATE - The applicable effective annual interest rate contained in a schedule of rates established by the Company from time to time for various durations.

DUE PROOF OF DEATH - A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased, or any other proof acceptable to the Company.

GROSS SURRENDER VALUE - The Account Value specified by the Participant for a full surrender.

GUARANTEE PERIOD - The period for which either an Initial or Subsequent Guarantee Rate will be credited with respect to each Account.

INITIAL GUARANTEE PERIOD - The Guarantee Period chosen by the Participant on the Participant Enrollment Request Form.

INITIAL GUARANTEE RATE - The rate of interest credited to a Purchase Payment made by or on behalf of a Participant as described in the Crediting of Interest and Guarantee Periods section.

IN WRITING - A written form satisfactory to the Company and filed at their office in Hartford, Connecticut. All correspondence should be sent to P.O. Box 2999, Hartford, Connecticut 06104-2999.

NET SURRENDER VALUE - The amount payable to the Contract Owner on full surrender from an Account after the application of any Market Value Adjustment. It is described in the Termination Provisions.

PARTICIPANT - The person(s) covered by the Plan.

PAYMENT CONFIRMATION - The confirmation issued by the Company to the Contract Owner which evidences that a Purchase Payment has been made under this contract and which indicates the applicable Payment Date and Initial Guarantee Rate.

PAYMENT DATE - The effective date of each Account under this contract and is the date shown on each Payment Confirmation.

PLAN - The plan maintained by the Contract Owner which is an eligible state deferred compensation plan under Section 457 of the Code.

SUBSEQUENT GUARANTEE RATE - The effective annual rate of interest established by the Company for the applicable subsequent Guarantee Period.

SURRENDER DATE - The date the Company receives the written request for a surrender.

PURCHASE PAYMENT

No Purchase Payment will be accepted by the Company unless it equals or exceeds the Minimum Purchase Payment Amount specified on page 3 and is accompanied by a properly completed Participant Enrollment Request Form. The Company reserves the right to limit the amount of the Purchase Payment.

ALLOCATION OF PURCHASE PAYMENTS

A Purchase Payment (less applicable premium taxes, if any) will be allocated to an Account established for the Participant's benefit. The value of a Participant's Account will be determined in accordance with the terms of this contract.

GENERAL PROVISIONS

ENTIRE CONTRACT

This contract constitutes the entire contract.

MODIFICATION OF THE CONTRACT

This contract may be modified at any time by written agreement between the Contract Owner and the Company. The modification must be signed by the

President, a Vice President, an Assistant Vice President, a Secretary or an Assistant Secretary of the Company. No modification will affect the amount or term of any annuities begun prior to the effective date of the modification unless it is required to conform the contract to, or give the Contract Owner the benefit of, any Federal or State statutes. No modification of this contract will affect the method by which any then existing Participant's Account Value will be determined.

NON-PARTICIPATING

This contract is non-participating. It does not earn dividends.

MISSTATEMENT OF AGE

If the age of a Participant is incorrectly stated, annuity payments will be adjusted to the payment which would have been provided at the correct age taking into account any overpayments or underpayments which had been made.

CREDITING OF INTEREST TO A PARTICIPANT'S PURCHASE PAYMENTS AND GUARANTEE PERIODS

Each Purchase Payment (less applicable Premium Taxes, if any) will earn interest at the Initial Guarantee Rate each Account Year during the Initial Guarantee Period.

Within 30 days prior to the end of any Guarantee Period, the Company will notify the Participant of the expiry of the current Guarantee Period, and that a subsequent Guarantee Period of the same duration will commence, unless the Company has:

     a) received, In Writing, a request for a full surrender within 30 days prior to the end of the current Guarantee Period; or

     b) received, In Writing, a request for a full surrender within 5 business days after the end of the current Guarantee Period; or

     c) received, In Writing, a request for a Guarantee Period of a different duration from among those offered by the Company at any time within 30 calendar days prior to the end of the current Guarantee Period; or

     d) received, In Writing, a request for a Guarantee Period of a different duration from among those offered by the Company at any time within 5 business days after the end of the current Guarantee Period.

The Account Value at the beginning of any subsequent Guarantee Period will be equal to the Account Value at the end of the Guarantee Period just ending. The Account Value will earn interest at the Subsequent Guarantee Rate in the Subsequent Guarantee Period. This rate will be at least equal to the Initial Guarantee Rates being credited to Purchase Payments for new certificates for the same duration of Guarantee Period at the time the Subsequent Guarantee Rate is determined.

PREMIUM TAXES

A deduction is made for premium taxes, if applicable. On any certificate subject to a premium tax, the tax will be deducted, as provided under applicable law, from the Purchase Payment when received, or from the Gross Surrender Value upon surrender, or from the amount applied to effect an annuity at the time annuity payments commence.

TERMINATION PROVISIONS


GENERAL SURRENDERS

Full surrenders may be made under this contract at any time. No partial surrenders may be made.

In the case of full surrenders, the Account Value will be reduced by the Gross Surrender Value on the Surrender Date and the Net Surrender Value will be payable to the Contract Owner or applied to purchase an annuity. Except as provided for in the Special Surrenders Section, the Net Surrender Value is calculated by the Company on a daily basis as follows:

                               (A - B) x C, where:

     A = the Gross Surrender Value;

     B = any unpaid premium taxes;

     C = the Market Value Adjustment described below.

MARKET VALUE ADJUSTMENT

The formula which will be used to determine the Market Value Adjustment is calculated by the Company on a daily basis as follows:


                               1 + I         N/12
                         [---------------]
                               1 + J


I = Guarantee Rate in effect for the current Guarantee Period (expressed as a decimal, e.g. 1% = .01).

J = The Current Rate plus 0.25% (expressed as a decimal, e.g. 1% = .01) in effect for durations equal to the number of years remaining in the current Guarantee Period (years are rounded to the next highest number of years). If not available, the Company will utilize a rate equal to the most recent Moody's Corporate Bond Yield Average - Monthly Average Corporates (for the applicable duration) plus 0.25% as published by Moody's Investors Service, Inc.

N = The number of complete months from the Surrender Date to the end of the current Guarantee Period.

SPECIAL SURRENDERS

A Market Value Adjustment will not be applied to a full surrender made at the end of the Guarantee Period. A request for a surrender at the end of a Guarantee Period must be received, In Writing, during the 30 day period preceding the end of such Guarantee Period. A request for a full surrender received In Writing within five (5) business days of the beginning of a Subsequent Guarantee Period will be considered a Special Surrender and a Market Value Adjustment will not be applied.

PAYMENT UPON SURRENDER - DEFERRAL OF PAYMENT

The Company may defer payment of any total surrender for the period permitted by law. In no event will this deferral of payment exceed 6 months from date of receipt of the election to totally surrender. If the Company defers payment for more than 30 days, interest of at least 4% per annum on the amount deferred will be paid. The Company will not, however, defer payment for more than 30 days for any surrender effective at the end of any Guarantee Period.

DEATH BENEFIT

If the Participant dies before the Annuity Commencement date the death benefit will be payable to the Beneficiary. If the death occurs on or prior to the Participant attaining age 65, then the death benefit equals the higher of the Account Value or the Net Surrender Value as each is calculated as of the date the Company receives written notification of Due Proof of Death. If the death occurs after the Participant attains age 65, then the death benefit equals the Net Surrender Value.

The death benefit will be due and payable within a reasonable period of time (not to exceed 6 months) after the date the Company receives Due Proof of Death. The death benefit may be taken in one sum or under any of the annuity options available under the contract provided however, that, any annuity option selected must provide that any amount payable as a death benefit will be distributed within 5 years of the date of death; or, if the annuity option selected provides for the death benefit to be payable over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary, such distribution must commence within one year of the date of death.

PURCHASE OF ANNUITY BENEFITS

ELECTION

The Contract Owner may elect to make a surrender of one or more of the Accounts under this contract and have the Net Surrender Values applied on the Annuity Commencement Date under any of the Annuity Options described below. Any annuity benefits payable hereunder are nonassignable.

Election of any of these options must be made In Writing to the Office of the Company in Hartford, Connecticut at least 30 days prior to the date such election is to become effective. The form of such annuity shall be determined by the Contract Owner in accordance with the terms of the Plan. The following information must be provided with any such request:

     a. the Participant's name, address, date of birth, social security number; and

     b. the amount which is to be distributed to the Participant in the form of an annuity; and

     c. the form of annuity which is to be purchased for the Participant as determined in accordance with the provision of the Annuity Options and the date annuity payments are to commence; and

     d. if the form of annuity applicable to the Participant provides a death benefit in the event of his death, the name, relationship and address of the Beneficiary most recently designated by the Participant in accordance with the provisions of the Plan; and

     e. if the form of annuity applicable to the Participant is the Fourth Option, the name, address and date of birth of the designated secondary payee together with the percentage (from those percentages then being made available by the Company) of the annuity payments which are to be continued and paid to the surviving payee; and

     f.   any other data that may reasonably be required by the Company.

DATE OF PAYMENT

The first payment under any option shall be due on the Annuity Commencement Date. Subsequent payments shall be made on the same day of each month in accordance with the manner of payment selected.

DEATH OF PARTICIPANT

In the event of the death of the Participant while receiving annuity payments, the present values at the current dollar amount on the date of death of any remaining guaranteed payments, or any then remaining balance of proceeds under the Fifth Option, will be paid in one sum to the Beneficiary unless other provisions have been requested and approved by the Company. Calculations of such present value of the guaranteed payments remaining will be based on the interest rate that is used by the Company to determine the amount of each certain payment.

TERMINATION AFTER THE ANNUITY COMMENCEMENT DATE

An annuity effected under this Contract may not be surrendered after the commencement of annuity payments.

ANNUITY OPTIONS

ANNUITY BENEFIT

FIRST OPTION - Life Annuity - An annuity payable monthly during the lifetime of Participant, ceasing with the last payment due prior to the death of the Participant.

SECOND OPTION - Life Annuity with 120, 180, or 240 Monthly Payments Certain - An annuity providing monthly income to the Participant for a fixed period of 120 months, 180 months, or 240 months (as selected), and for as long thereafter as the Participant shall live.

THIRD OPTION - Cash Refund Life Annuity - An annuity payable monthly during the life time of the Participant, ceasing with the last payment due prior to the death of the Participant provided that, at the death of the Participant, the Beneficiary will receive an additional payment equal to the excess, if any, of
(a) over (b) where (a) is the Account Value applied on the Annuity Commencement Date under this option and (b) is the dollar amount of annuity payments already paid.

FOURTH OPTION - Joint and Last Survivor Life Annuity - An annuity payable monthly during the joint lifetime of the Participant and a secondary payee, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

FIFTH OPTION - Payments for a Designated Period - An amount payable monthly for the number of years selected which may be from 5 to 30 years.

ANNUITY TABLES

The attached tables of guaranteed annuity purchase rates show the dollar amount of the monthly payments for each $1,000 applied under the five options. Under the First, Second, or Third Options, the amount of each payment will depend upon the age of the Participant at the time the first payment is due. Under the Fourth Option, the amount of each payment will depend upon the age of both payees at the time first payment is due. Actual payments will be based on annuity rate tables currently in use, if they produce higher payments than the guaranteed amounts.

DESCRIPTION OF TABLES

The tables for the First, Second, Third and Fourth Options are based on the 1983a Individual Annuity Mortality Table with ages set back one year and a net investment rate of 4% per annum. The table for the Fifth Option is based on a net investment rate of 4% per annum.

MINIMUM PAYMENT

The option elected must result in a payment of an amount at least equal to the minimum payment amount according to Company rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable to the Participant.